UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	OCN	New York Stock Exchange (NYSE)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Ocwen Financial Corporation (the “Company”) adopted an amendment (the “2021 Plan Amendment”) to the Ocwen Financial Corporation 2021 Equity Incentive Plan (the “2021 Plan”) to increase the number of shares that may be issued under the plan as described below. The proposed amendment was adopted, subject to shareholder approval, by the Board on April 12, 2023. As disclosed in Item 5.07 of this Form 8-K, the Company’s shareholders have approved the 2021 Plan Amendment.

The following summary of the 2021 Plan Amendment is qualified in its entirety by reference to the full text of the 2021 Plan, as amended, which is filed as Exhibit 10.1 hereto and incorporated herein by reference:

Under the 2021 Plan Amendment, an additional 300,000 shares of the Company’s common stock will be made available for award grants under the 2021 Plan. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

Under the 2021 Plan Amendment, an additional 300,000 shares of the Company’s common stock will be made available for award grants under the 2021 Plan. The maximum number of shares of common stock that may be issued or transferred pursuant to awards under the 2021 Plan, as amended equals: (1) 940,000 shares, plus (2) up to 599,443 shares, which is a maximum of 499,536 shares subject to restricted stock and restricted stock unit awards previously granted and outstanding and unvested under the Company’s 2007 Equity Incentive Plan and 2017 Performance Incentive Plan (together, the “Legacy Plans”) as of April 14, 2021 (the date of Board approval of the 2021 Plan) that expire or for any reason are cancelled, terminated, or forfeited, fail to vest, or for any other reason are not paid or delivered after that date, as the case may be, multiplied by the share-counting ratio for such awards of 1.2. Shares that underlie stock options or stock appreciation rights that expire or for any reason are cancelled, terminated, or forfeited, fail to vest, or for any other reason are not paid or delivered under the Legacy Plans shall not be available for subsequent awards under the 2021 Plan.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2021 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 23, 2023. Shareholders voted on the five proposals set forth below, which are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on April 17, 2023.

Proposal One: Election of Directors

The Company’s shareholders elected the following nominees for director to serve for one-year terms or until their successors shall be elected and qualified based upon the following votes:

Nominee	For	Withheld	Broker Non-Votes
Glen A. Messina	3,679,484	197,099	2,203,744
Alan J. Bowers	3,691,191	185,392	2,203,744
Jenne K. Britell	3,652,908	223,675	2,203,744
Jacques J. Busquet	3,746,060	130,523	2,203,744
Phyllis R. Caldwell	3,722,506	154,077	2,203,744
DeForest B. Soaries, Jr.	3,718,972	157,611	2,203,744
Kevin Stein	3,765,994	110,589	2,203,744

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 based upon the following votes:

For	5,932,469
Against	95,689
Abstain	52,169

Proposal Three: Advisory Vote on Named Executive Officer Compensation

The Company’s shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers based upon the following votes:

For	3,243,380
Against	571,629
Abstain	61,574
Broker Non-Votes	2,203,744

Proposal Four: Advisory Vote on Frequency of Named Executive Compensation

The Company’s shareholders approved, on a non-binding advisory basis, to hold a vote on named executive compensation every ONE year based upon the following votes:

One Year	3,420,050
Two Years	60,247
Three Years	279,569
Abstain	116,717
Broker Non-Votes	2,203,744

The Company determined that the advisory vote on executive compensation would be held every year until the next vote on the frequency of such advisory vote.

Proposal Five: Approval of Amendment to the Ocwen Financial Corporation 2021 Equity Incentive Plan to Increase Available Shares

The Company’s shareholders approved the Amendment to the Ocwen Financial Corporation 2021 Equity Incentive Plan to increase available shares that may be issued under the plan based upon the following votes:

For	3,007,155
Against	863,905
Abstain	5,523
Broker Non-Votes	2,203,744

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Ocwen Financial Corporation 2021 Equity Incentive Plan, as amended

104	Cover Page Interactive Data File formatted in online XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date: May 23, 2023	By:	/s/ Sean B. O’Neil
Sean B. O’Neil
Chief Financial Officer